Ashland Partners

& Company LLP

3549 Lear Way, Suite 105

Medford, Oregon 97504

541-857-8800

Fax: 541-779-5660

www.ashlandpartners.com

Third Security, LLC

1881 Grove Avenue

Radford, Virginia 24141

To Whom it may concern:

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of New River Funds.

ASHLAND PARTNERS & CO LLP

/s/ Ashland Partners & Co. LLP

3549 Lear Way, Suite 105

Medford, OR 97504

January 18, 2005